Exhibit 10.9

Confidential

July [__], 2020

[Name]

[Address]

[Email]

Dear [Name of Director],

On behalf of one (the “Company”), I am pleased to inform you that the Company’s Board of Directors (the “Board”) is interested in having you serve as a member of the Board [and as Chair/member of the [_____] Committee]. This offer is contingent upon (i) receipt of a background check satisfactory to the Company, (ii) consummation of the Company’s offering, (iii) your completion of the enclosed Directors’, Executive Officers’ and Principal Stockholders’ Questionnaire and (iv) formal approval of your appointment by the Board. This offer is submitted to you with the understanding that you will comply with the Company’s then applicable policies, codes or charters. Copies of the policies, codes and charters will be provided to you as soon as they are completed and reviewed by the Company. Subject to the foregoing, the Company is prepared to offer you the compensation described below in exchange for your service as a director.

If elected as a member of the Board, you will be compensated as follows:

•	You will receive [_____] shares of the Company’s Class B ordinary shares (the “Shares”) pursuant to a stock transfer agreement between you and the sponsor of the Company. If you cease to provide services as a director to the Company for any reason prior to the Company’s initial business combination, the Company will have a right to repurchase the Shares in accordance with the stock transfer agreement.

[For so long as you are a member of the Board, the Company will reimburse you for your reasonable out-of-pocket expenses, including reasonable travel expenses, incurred in attending Company Board meetings and Committee meetings and in carrying out your duties as a director or Committee member.]

You understand that, if elected, you will serve on the Board at the pleasure of the stockholders of the Company. Kindly confirm that you know of no reason why you would be precluded from serving as a member of the Board or any of its committees, either because of existing competition restrictions or fiduciary duty obligations or otherwise. On behalf of the Company, we are excited about the possibility of having you join us.

[Remainder of Page Intentionally Left Blank]

Sincerely,

one

Kevin E. Hartz
Chief Executive Officer

Accepted and Agreed:

Signature

Name:

Dated:

2